UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3553 West Chester Pike, #311
Newtown Square, PA 19073
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones, Esq.
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into a New Lease

On June 1, 2015, TechPrecision Corporation (the “Company”) entered into an office lease (the “New Lease”) with GPX Wayne Office Properties, L.P. (the “New Landlord”), pursuant to which the Company will lease approximately 1,100 square feet located at 992 Old Eagle School Road, Wayne, PA 19087 (the “Wayne Property”), commencing on the earlier of (i) the date when the Company assumes possession of the Wayne Property or (ii) the date set in a notice by the New Landlord to the Company at least fifteen days before the substantial completion of certain leasehold improvements to the Wayne Property (the “Commencement Date”), such Commencement Date anticipated to be on or about June 15, 2015. The initial term of the New Lease will expire on the last day of the twelfth calendar month after the Commencement Date, unless sooner terminated in accordance with the terms of the New Lease. The Company’s monthly base rent for the Wayne Property will be $1,837.88 per month in addition to payments for electricity (on a proportionate ratio basis for the entire building), certain contributions for leasehold improvements, and certain other additional rent items (including certain taxes, insurance premiums and operating expenses). Other than as described above, there is no relationship between the Company and the New Landlord.

Termination of Prior Lease

On June 4, 2015, the Company entered into a lease termination agreement (the “Termination Agreement”) with CLA Building Associates, L.P. (“Prior Landlord”) pursuant to which the Company and Prior Landlord agreed to terminate that certain Lease Agreement, dated March 15, 2015, by and between the Company and Prior Landlord (the “Prior Lease”). As a result of the Termination Agreement, the Prior Lease will be terminated on, and the Company will vacate its corporate offices located at 2 Campus Boulevard, Newtown Square, PA 19073 on or before June 30, 2015. Other than as described above, there is no relationship between the Company and the Prior Landlord.

The descriptions of the New Lease and the Termination Agreement are qualified in their entirety by reference to the full text of the New Lease and the Termination Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information presented above under Item 1.01 relating to the terminating of the Prior Lease is incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Lease Agreement, dated June 1, 2015, by and between GPX Wayne Office Properties, L.P. and TechPrecision Corporation

10.2	Lease Termination Agreement, dated June 4, 2015, by and between CLA Building Associates, L.P. and TechPrecision Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Lease Agreement, dated June 1, 2015, by and between GPX Wayne Office Properties, L.P. and TechPrecision Corporation

10.2	Lease Termination Agreement, dated June 4, 2015, by and between CLA Building Associates, L.P. and TechPrecision Corporation